Exhibit 2.19

Execution Version

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

among

WELLS FARGO FOOTHILL, INC.,

as Agent,

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Collateral Agent,

155 EAST TROPICANA, LLC

and

155 EAST TROPICANA FINANCE CORP.,

as Borrowers

Dated as of March 29, 2005

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT dated as of March 29, 2005 (this “Agreement”) is made by and among WELLS FARGO FOOTHILL, INC., in its capacity as the arranger and administrative agent (in such capacity, together with it successors and assigns (if any) in such capacity, the “Original Agent”) under and pursuant to the Loan Agreement (as hereinafter defined), THE BANK OF NEW YORK TRUST COMPANY, N.A. (“BNY”), solely in its capacity as collateral agent under the Indenture Loan Documents (as hereinafter defined) (in such capacity, the “Collateral Agent”), 155 EAST TROPICANA, LLC, a Nevada limited liability company (“Tropicana”), and 155 EAST TROPICANA FINANCE CORP., a Nevada corporation (“Tropicana Finance”; Tropicana and Tropicana and Finance, are referred to hereinafter each individually as a “Borrower,” and individually and collectively, jointly and severally, as the “Borrowers”).

R E C I T A L S:

A.                                   Borrowers, Collateral Agent, and BNY, in its capacity as Trustee (in such capacity, the “Trustee”), have entered into an Indenture, dated as of March 29, 2005 (the “Indenture”), pursuant to which the Borrowers incurred indebtedness for certain notes (such notes, together with all other notes issued after the date hereof and exchange notes issued in exchange therefore, the “Notes”) in an aggregate principal amount at maturity of $130,000,000.  The repayment of the Indenture Secured Obligations (as hereinafter defined) is secured by security interests in and liens on the assets and properties described in (i) the Senior Secured Note Security Agreement, dated as of the date hereof (the “Indenture Security Agreement”), made by the Borrowers in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders, (ii) the Pledge Agreement, dated as of the date hereof (the “Indenture Pledge Agreement”), made by Florida Hooters LLC, a Nevada limited liability company (“Florida Hooters”), and EW Common LLC, a Nevada limited liability company (“EW Common”), in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders, (iii) the Guarantee and Pledge Agreement, dated as of the date hereof (the “E&W Note Guarantee and Pledge”), made by Eastern & Western Hotel Corporation, a Nevada corporation (“E&W”), in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders, and (iv) certain real property mortgages, including the (y) Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of the date hereof, made by Tropicana to Lawyers Title of Nevada, Inc., as trustee for the benefit of Collateral Agent, as collateral agent for the “Holders” (as defined in the Indenture), and (z) Leasehold Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents dated as of the date hereof, made by E&W to Lawyers Title of Nevada, Inc., as trustee for the benefit of Collateral Agent, as collateral agent for the Holders, together with such other mortgages, deeds of trust, assignments and other real property Liens as may be made as of the date hereof and from time to time hereafter (each, an “Indenture Mortgage” and, together with the Indenture, the Indenture Security Agreement, the Indenture Pledge Agreement, the E&W Guarantee and Pledge, all Control Agreements (as defined in the Indenture Security Agreement for the benefit of the Collateral Agent, the Trustee, the Noteholders and, as set forth in Section 3.02 hereof, the Agent and the Lenders), and all other collateral or security documents in favor of Collateral Agent or the Trustee now or hereafter executed and delivered in connection with the Indenture or the Indenture Security Agreement, the “Indenture Agreements”), in each case, by a Borrower, Florida Hooters, EW Common or E&W in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders.

B.                                     Borrowers and the Original Agent have entered into a Credit Agreement dated as of March 29, 2005 (the “Original Loan Agreement”), pursuant to which the Original Agent and the lenders from time to time party thereto (the “Original Lenders”) agreed, upon the terms and conditions stated therein, to make loans and advances to and to issue letters of credit on account of the Borrower and the Guarantors up to the principal amount of $15,000,000, together with the fees, interest, expenses and other obligations due under the Original Loan Agreement.  The repayment of the Loan Agreement Secured Obligations (as hereinafter defined) is secured by security interests in and liens on the assets and properties described in (i) the Security Agreement, dated as of the date hereof (the “Loan Agreement Security Agreement”), made by the Borrowers in favor of the Agent for the benefit of the Lenders, (ii) the Parent Pledge Agreement, dated as of the date hereof (the “Loan Agreement Pledge Agreement”), made by Florida Hooters and EW Common, in favor of the Agent for the Lenders, (iii) the Guarantee and Pledge Agreement, dated as of the date hereof (the “E&W Loan Guarantee and Pledge”), made by E&W in favor of the Agent for the benefit of the Agent and the Lenders, and (iv) certain real property mortgages, including the (y) Deed of Trust, Fixture Filing with Assignment of Rents and Leases, and Security Agreement dated as of the date hereof, made by Tropicana to Lawyers Title of Nevada, Inc., as trustee for the benefit of Agent (as defined herein), as agent and arranger under the Original Loan Agreement, and (z) Leasehold Deed of Trust, Fixture Filing with Assignment of Rents and Leases, and Security Agreement dated as of the date hereof, made by E&W to Lawyers Title of Nevada, Inc., as trustee for the benefit of Agent, as agent and arranger under the Credit Agreement, together with such other mortgages, deeds of trust, assignments and other real property Liens as may be made as of the date hereof and from time to time hereafter (each, a “Loan Agreement Mortgage” and, together with the Loan Agreement, Loan Agreement Security Agreement, the Loan Agreement Parent Pledge Agreement, all Control Agreements (as defined in the Loan Agreement), and all other collateral or security documents in favor of Agent now or hereafter executed and delivered in connection with the Original Loan Agreement or the Loan Agreement Security Agreement, the “Loan Agreements”), in each case, by a Borrower Florida Hooters, EW Common or E&W in favor of the Agent for the benefit of the Lenders.

C.                                     One of the conditions of the Original Loan Agreement is that the priority of the security interests in and liens on the Lender Priority Collateral to secure the Loan

Agreement Secured Obligations be senior to the security interests in and liens on the Lender Priority Collateral to secure the Indenture Secured Obligations (as hereinafter defined), in the manner and to the extent provided in this Agreement.  One of the conditions of the Indenture  is that the priority of the security interests and liens on the Indenture Priority Collateral to secure the Indenture Secured Obligations be senior to the security interests in and liens on the Indenture Priority Collateral to secure the Loan Agreement Secured Obligations and that the Interest Reserve Account (as hereinafter defined) be security for the Indenture Secured Obligations but not for the Loan Agreement Secured Obligations.

D.                                    The Agent and the Collateral Agent desire to enter into this Agreement concerning the respective rights of the Agent and the Collateral Agent with respect to the priority of their respective security interests in and liens on the Collateral.

E.                                      The terms of the Indenture permit the Borrowers to enter into the Original Loan Documents, subject to compliance with certain conditions, and in connection therewith authorize and direct the Collateral Agent to enter into an intercreditor agreement substantially in the form of this Agreement.

F.                                      In order to induce the Agent and Lenders to extend credit to the Borrowers and for purposes of certain conditions precedent and covenants of the Original Loan Agreement, the Agent and the Collateral Agent hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01                                Terms Defined Above and in the Recitals.  As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:

“Agreement”

“Borrowers”

“Collateral Agent”

“E&W”

“E&W Loan Guarantee and Pledge”

“E&W Note Guarantee and Pledge”

“EW Common”

“Florida Hooters”

“Indenture”

“Indenture Agreements”

“Indenture Mortgage”

“Indenture Pledge Agreement”

“Indenture Security Agreement”

“Loan Agreement Mortgage”

“Loan Agreement Pledge Agreement”

“Loan Agreement Security Agreement”

“Loan Agreements”

“Notes”

“Original Agent”

“Original Lenders”

“Original Loan Agreement”

“Original Loan Documents”

“Tropicana”

“Tropicana Finance”

“Trustee”

Section 1.02                                Loan Agreement Definitions.  All capitalized terms which are used but not defined herein shall have the same meaning as in the Original Loan Agreement, as in effect on the date hereof.

Section 1.03                                Other Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Agent” means the Original Agent, together with its successors, assigns, transferees, and any Person that has a similar title (such as “Agent” or “Administrative Agent”) under any Loan Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

“Cash Collateral” means any Collateral consisting of cash or cash equivalents, any security entitlement (as defined in the New York Commercial Code) and any financial assets (as defined in the New York Commercial Code).

“Casino Lease” means that certain “Amended and Restated Casino Lease” by and between the Borrower and E&W dated as of March 9, 2005, as the same may be amended from time to time in accordance to the extent permitted under the Loan Agreement and the Indenture.

“Closing Date” means March 29, 2005.

“Collateral” means all assets and properties and all interests in assets or properties now owned or hereafter acquired by any Borrower, any Guarantor or any other Person (including the Cash Collateral deposited in Account No. 11553005 maintained at Wells Fargo Brokerage Services, LLC by E&W pursuant to the Casino Lease) in or upon which a Lien is granted or purported to be granted under any of the Loan Documents or the Indenture Loan Documents or to secure the Loan Agreement Secured Obligations or the Indenture Secured Obligations and all products and proceeds of any of the foregoing, provided that the term “Collateral” shall not include the Indenture Exclusive Collateral.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the New York Commercial Code), investment property (as defined in the New York Commercial Code), a deposit account (as defined in the New York Commercial Code and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Default Notice” has the meaning set forth in Section 2.03.

“DIP Financing” has the meaning set forth in Section 6.01.

“Discharge of Loan Agreement Secured Obligations” means payment in full in cash of the Loan Agreement Secured Obligations (other than Loan Agreement Secured Obligations consisting of contingent indemnification obligations under the Lender Loan Documents) up to (but not in excess of) the Maximum Priority Debt Amount including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities issued pursuant thereto in respect of outstanding letters of credit), delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the Loan Agreement, in each case, after or concurrently with termination of all commitments to extend credit thereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Guarantor” means any Person that guarantees or pledges Collateral to secure the Loan Agreement Secured Obligations or the Indenture Secured Obligations, including E&W.

“Indenture Exclusive Collateral” means the Cash Collateral maintained in the Interest Reserve Account as of the Closing Date, together with interest and earnings thereon.

“Indenture Loan Documents” means the Indenture, the Notes, the Indenture Mortgages, the Indenture Agreements, the Notes, the Guarantees (as defined in the Indenture) of the Notes, the Registration Rights Agreement (as defined in the

Indenture) and such other agreements, instruments and certificates as defined or referred to in the Indenture.

“Indenture Priority Collateral” means the Cash Collateral maintained in the Renovation Reserve Account as of the Closing Date, together with interest and earnings thereon; provided that it is understood and agreed that such Cash Collateral is intended to be utilized in the renovation of the real and personal property constituting Lender Priority Collateral and once so utilized and withdrawn from the Renovation Reserve Account, whether before or after the commencement of an Insolvency Proceeding, shall constitute Lender Priority Collateral.

“Indenture Secured Obligations” means all indebtedness represented by the Notes, together with interest, premiums, fees, costs and expenses in respect thereof (including, without limitation, attorneys fees and disbursements and including interest accrued after the initiation of any Insolvency Proceeding, whether or not allowed or allowable in any Insolvency Proceeding), and all other Obligations (as such term is defined in the Indenture) under any of the Indenture Loan Documents.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Reserve Account” means that certain Account No. 171097 maintained at The Bank of New York Trust Company, N.A.

“Lease” and “Leases” means, individually and collectively, that certain Amended and Restated Hotel Lease and that certain Amended and Restated Casino Lease, each by and between the Borrower and E&W and each dated as of March 9, 2005, as either may be amended from time to time with the written consent of the Agent and the Collateral Agent.

“Lender Loan Documents” means any Loan Agreement, the “Loan Documents” as defined in the Original Loan Agreement, the collateral documents and instruments executed and delivered in connection therewith or in connection with any other Loan Agreement hereunder, and such other agreements, instruments and certificates as defined in a Loan Agreement.

“Lender Priority Collateral” means all Collateral other than the Indenture Exclusive Collateral and the Indenture Priority Collateral.

“Lenders” means the Original Lenders, together with all successors, assigns, transferees, participants, replacement or refinancing lenders, of the Original Lenders, including any Person designated as a Lender under any Loan Agreement.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.  Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Lien Priority” means with respect to any Lien of the Agent or the Collateral Agent in the Collateral, the order of priority of such Lien as specified in Section 2.01.

“Loan Agreement” means the Original Loan Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Borrower or any other Persons as parties thereto) or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Original Loan Agreement (or in any other agreement that itself is a Loan Agreement hereunder) and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder.

“Loan Agreement Secured Obligations” means all Obligations and all other amounts owing or due under the terms of the Loan Agreement and the other Lender Loan Documents, including any and all amounts payable under or in respect of the Lender Loan Documents, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Borrower, any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

“Loan Documents” means the Lender Loan Documents and the Indenture Loan Documents.

“Maximum Priority Debt Amount” means, as of any date of determination, (a) the principal amount (including the undrawn amount of Letters of Credit) of Loan Agreement Secured Obligations as of such date up to, but not in excess of, $15,000,000, plus (b) any premium, interest, fees, attorneys’ fees, costs, charges, expenses and indemnities, owed under the Loan Agreement or the other Lender Loan Documents or in respect of the Loan Agreement Secured Obligations  and including, for each amount specified in clauses (a) and (b), all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Borrower or any other Person irrespective of whether a claim for all or any portion of such amount is allowable or allowed in any Insolvency Proceeding.

“Noteholders” means each of the holders of the Notes.

“Original Loan Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Party” means Agent and Collateral Agent.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the New York Commercial Code with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Recovery” has the meaning set forth in Section 5.03.

“Renovation Reserve Account” means that certain Account No. 171098 maintained at The Bank of New York Trust Company, N.A., subject to a control agreement in favor of the Collateral Agent for the benefit of the Noteholders, the Agent and the Lenders as their respective interests may appear.

“Standstill Notice” means a written notice from or on behalf of (a) the Agent to the Collateral Agent regarding the Lender Priority Collateral stating that an Event of Default has occurred under the Loan Agreement and stating that such written notice is a “Standstill Notice,” or (b) the Collateral Agent to the Agent regarding the Indenture Priority Collateral stating that an Event of Default has occurred under the Indenture and stating that such written notice is a “Standstill Notice.”

“Standstill Period” has the meaning set forth in Section 2.03.

Rules of Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

ARTICLE II.
LIEN PRIORITY

Section 2.01                                Agreement to Subordinate.  Notwithstanding the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Collateral Agent, the Trustee, or the Noteholders in respect of all or any portion of the Collateral or of any Liens granted to the Agent or any Lender in respect of all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Agent or any Lender or the Collateral Agent (or the Trustee or any Noteholder) in any Collateral or any provision of the Uniform Commercial Code, any other applicable law, the Indenture, the Loan Documents or any other circumstance whatsoever:

(a)                                  the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby agrees that (i) any Lien in respect of all or any portion of the Lender Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee, or any Noteholder that secures all or any portion of the Indenture Secured Obligations, shall in all respects be junior and subordinate to all Liens granted to the Agent or any Lender in the Lender Priority Collateral to secure all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount, and (ii) any Lien in respect of all or any portion of the Lender Priority Collateral now or hereafter held by or on behalf of the Agent that secures all or any portion of the Loan Agreement Secured Obligations in excess of the Maximum Priority Debt Amount, shall in all respects be junior and subordinate to all Liens granted to the Collateral Agent, the Trustee or any Noteholder in the Lender Priority Collateral to secure all or any portion of the Indenture Secured Obligations, and

(b)                                 the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby agrees that (i) any Lien in respect of all or any portion of the Lender

Priority Collateral now or hereafter held by or on behalf of the Agent or any Lender that secures all or any portion of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount, shall in all respects be senior and prior to all Liens granted to the Collateral Agent (or the Trustee or any Noteholder) in the Lender Priority Collateral to secure all or any portion of the Indenture Secured Obligations, and (ii) any Lien in respect of all or any portion of the Lender Priority Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee, or any Noteholder that secures all or any portion of the Indenture Secured Obligations, shall in all respects be senior and prior to all Liens granted to the Agent in the Lender Priority Collateral to secure all or any portion of the Loan Agreement Secured Obligations in excess of the Maximum Priority Debt Amount,

(c)                                  the Agent, on behalf of itself and the Lenders, hereby agrees that (i) any Lien in respect of all or any portion of the Indenture Priority Collateral now or hereafter held by or on behalf of the Agent or any Lender that secures all or any portion of the Loan Agreement Secured Obligations, shall in all respects be junior and subordinate to all Liens granted to the Collateral Agent in the Indenture Priority Collateral to secure all or any portion of the Indenture Secured Obligations, and (ii) any Lien in respect of all or any portion of the Indenture Priority Collateral now or hereafter held by or on behalf of the Collateral Agent that secures all or any portion of the Indenture Secured Obligations, shall in all respects be senior and prior to all Liens granted to the Agent in the Indenture Priority Collateral to secure all or any portion of the Loan Agreement Secured Obligations, and

(d)                                 the Agent, on behalf of itself and the Lenders, hereby agrees that the Indenture Exclusive Collateral does not and shall not secure any Loan Agreement Secured Obligations.

The Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders, acknowledges and agrees that, concurrently herewith, the Agent and the Lenders have been granted Liens upon all of the Collateral in which the Collateral Agent has been granted Liens (other than the Indenture Exclusive Collateral) and the Collateral Agent hereby consents thereto.  The Agent, for and on behalf of itself and the Lenders, acknowledges and agrees that the Collateral Agent, for the benefit of itself, the Trustee, and the Noteholders, has been granted Liens upon all of the Collateral in which the Agent has been granted Liens and, in addition, the Indenture Exclusive Collateral and the Agent hereby consents thereto.  The subordination of Liens in the Lender Priority Collateral (up to (but not in excess of) the Maximum Priority Debt Amount) by the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders in favor of the Agent herein shall not be deemed to subordinate the Collateral Agent’s Liens to the Liens of any other Person.  The subordination of Liens (in excess of the Maximum Priority Debt Amount) and otherwise in the Indenture Priority Collateral in favor of the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders herein shall not be deemed to subordinate such Agent’s Liens to the Liens of any other Person.

Section 2.02                                Waiver of Right to Contest Liens.  The Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that it and they shall not (and hereby waives, on behalf of itself, the Trustee and the Noteholders any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Agent or Lenders in respect of the Collateral.  Prior to Discharge of the Loan Agreement Secured Obligations, the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that none of the Collateral Agent, the Trustee, or the Noteholders will take any action that would hinder any exercise of remedies undertaken by the Agent or Lenders under the Lender Loan Documents with respect to the Lender Priority Collateral, including any public or private sale, lease, exchange, transfer, or other disposition of the Lender Priority Collateral, whether by foreclosure or otherwise.  Prior to Discharge of the Loan Agreement Secured Obligations, the Collateral Agent, for itself, the Trustee, and on behalf of the Noteholders, hereby waives any and all rights it, the Trustee, or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Agent or Lenders seek to enforce the Liens in any portion of the Lender Priority Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to such Collateral even if any portion of the Liens securing the Loan Agreement Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise).  The Agent, for and on behalf of itself and the Lenders, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Collateral Agent in respect of the Collateral.  Following the Discharge of Loan Agreement Secured Obligations or solely with respect to the Indenture Priority Collateral at any time prior thereto, the Agent, for and on behalf of itself and the Lenders, agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Collateral Agent, the Trustee, or any Noteholder under the Indenture Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise.  Following the Discharge of Loan Agreement Secured Obligations or solely with respect to the Indenture Priority Collateral at any time prior thereto, the Agent hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Collateral Agent, the Trustee or any Noteholder seeks to enforce the Liens in any portion of the Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to such Collateral even if any portion of the Liens securing the Indenture Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise).

Section 2.03                                Remedies Standstill.  At any time after the occurrence and during the continuation of an Event of Default under any of the Loan Documents, the Agent may send a Standstill Notice to the Collateral Agent with respect to the Lender Priority Collateral or the Collateral Agent may send a Standstill Notice to the Agent with respect to the Indenture Priority Collateral.

(a)                                  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that from and after the date of its receipt of any Standstill Notice, none of the Collateral Agent, the Trustee, or any Noteholder will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on the Lender Priority Collateral or any other right relating to any Lender Priority Collateral (including the exercise of any voting rights relating to any Capital Stock constituting Collateral) under the Loan Documents, applicable law or otherwise as a secured creditor and will not take or receive any Lender Priority Collateral in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Indenture Loan Documents, applicable law, in an Insolvency Proceeding or otherwise unless and until (a) the Agent has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Discharge of the Loan Agreement Secured Obligations shall have occurred, or (b) 90 days shall have elapsed from the date of the Collateral Agent’s receipt of such Standstill Notice, except with respect to any Lender Priority Collateral which the Agent is pursuing its rights or remedies as a secured creditor to effect the collection, foreclosure, sale, or other realization upon or disposition of such Lender Priority Collateral.  From and after the earlier to occur of (i) the Collateral Agent’s receipt of such waiver or cure notice, or (ii) the elapsing of such 90  day period, any of the Collateral Agent, the Trustee, or any Noteholder may commence to exercise any of its rights and remedies as a secured creditor under the Loan Documents, applicable law or otherwise (subject to the provisions of this Agreement, including Section 4.02 hereof and except with respect to any Lender Priority Collateral as to which the Agent or any Lender is effecting the collection, foreclosure, sale or other realization upon or disposition of).  So long as the Agent has not sent a Standstill Notice to the Collateral Agent, the Collateral Agent may exercise its rights or remedies in respect of the Lender Priority Collateral under the Loan Documents after the 10th Business Day following receipt by the Agent of a Notice of Intent to Exercise (as defined below).  The Agent may only send 3 Standstill Notices following the date hereof (it being understood and agreed as clarification to the foregoing that no more than 3 Standstill Notices may be provided whether delivered hereunder or under any corresponding provision of any other agreement similar hereto that may be delivered pursuant to Section 7.16) and no Event of Default may serve as the basis for any subsequent Standstill Notice unless 90 consecutive days shall have elapsed from the date that such Event of Default was cured or waived by the Agent, and no more than one Standstill Notice may be given by the Agent in any consecutive 365-day period.

(b)                                 The Agent, on behalf of itself and the Lenders, agrees that from and after the date of its receipt of any Standstill Notice, neither the Agent nor any Lender will exercise any of its rights or remedies in respect of the collection on, set off against, marshalling of, or foreclosure on the Indenture Priority Collateral or any other right relating to any Indenture Priority Collateral under the Loan Documents, applicable law or otherwise as a secured creditor and will not take or receive any Indenture Priority Collateral in connection with the exercise of any such right or remedy (including recoupment or set-off), whether under the Loan Documents, applicable law, in an Insolvency Proceeding or otherwise unless and until (a) the Collateral Agent has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Indenture Secured Obligations shall have been paid in full in cash, or (b) 90 days shall have elapsed from the date of the Agent’s receipt of such Standstill Notice, except with respect to any Indenture Priority Collateral which the Collateral Agent is pursuing its rights or remedies as a secured creditor to effect the collection, foreclosure, sale, or other realization upon or disposition of such Indenture Priority Collateral.  From and after the earlier to occur of (i) the Agent’s receipt of such waiver or cure notice, or (ii) the elapsing of such 90 day period, the Agent or any Lender may commence to exercise any of its rights and remedies as a secured creditor under the Loan Documents, applicable law or otherwise (subject to the provisions of this Agreement, including Section 4.02 hereof and except with respect to any Indenture Priority Collateral as to which the Collateral Agent, the Trustee or any Noteholder is effecting the collection, foreclosure, sale or other realization upon or disposition of).  So long as the Collateral Agent has not sent a Standstill Notice to the Agent, the Agent may exercise its rights or remedies in respect of the Indenture Priority Collateral under the Loan Documents after the 10th Business Day following receipt by the Collateral Agent of a Notice of Intent to Exercise (as defined below).  The Collateral Agent may only send 3 Standstill Notices following the date hereof (it being understood and agreed as clarification to the foregoing that no more than 3 Standstill Notices may be provided whether delivered hereunder or under any corresponding provision of any other agreement similar hereto that may be delivered pursuant to Section 7.16) and no Event of Default may serve as the basis for any subsequent Standstill Notice unless 90 consecutive days shall have elapsed from the date that such Event of Default was cured or waived by the Collateral Agent , and no more than one Standstill Notice may be given by the Collateral Agent in any consecutive 365-day period.

(c)                                  The time period during which the Collateral Agent with respect to the Lender Priority Collateral or the Agent with respect to the Indenture Priority Collateral is not permitted to exercise rights or remedies under this Section 2.03 is referred to herein as the “Standstill Period.”  If at any time other than during any Standstill Period an “Event of Default” (as defined in the Indenture or the Loan Agreement as applicable) has occurred and is continuing under the Loan Documents, and the Collateral Agent with respect to the Lender Priority Collateral or the Agent with respect to the Indenture Priority Collateral intends to exercise its rights or remedies under the Loan Documents, the Collateral Agent with respect to the Lender Priority Collateral or the Agent with respect to the Indenture Priority Collateral may do so only after sending a written notice (“Notice of Intent to Exercise”) no less than 10 Business Days and no more than 20 Business Days prior to the exercise of any such rights or remedies to the Agent.

Section 2.04                                Exercise of Rights.

(a)                                  No Other Restrictions.  Except as expressly set forth in this Agreement, each of the Collateral Agent, the Trustee, the Noteholders, the Agent and the Lenders shall have any and all rights and remedies it may have as a creditor under applicable law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Collateral; provided, however, that any such exercise, and any collection or sale of all or any portion of the Collateral, shall be subject to the prior Liens of the Agent on the Lender Priority Collateral and the prior Liens of the Collateral Agent on the Indenture Priority Collateral, in each case to the extent provided in Section 2.01, and to the provisions of this Agreement including Section 4.02 hereof.  In exercising rights and remedies with respect to the Collateral, the Agent may enforce the provisions of the Lender Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law; provided, that the Agent agrees to provide copies of any notices that it is required under applicable law to deliver to the Borrowers to the Collateral Agent; provided further, that the failure to provide any such copies to the Collateral Agent shall not impair any of the Agent’s rights hereunder.

(b)                                 Release of Liens.  In the event of any such private or public sale of any Lender Priority Collateral, Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that such sale will be free and clear of the Liens securing the Indenture Secured Obligations and, if the sale or other disposition includes the Equity Interests in any Borrower, agrees to release the entities whose Equity Interests are sold from all Indenture Secured Obligations so long as Agent also releases the entities whose Equity Interests are sold from all Loan Agreement Secured Obligations, in each case, so long as the proceeds from such sale or other disposition of the Lender Priority Collateral are applied in accordance with the terms of this Agreement.  In furtherance thereof, Collateral Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by Agent in connection therewith, so long as the proceeds from such sale or other disposition of the Lender Priority Collateral are applied in accordance with the terms of this Agreement.

(c)                                  Subject to Section 3.01, the Collateral Agent, the Trustee and the Noteholders may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding or to join or participate in, any action or proceeding or other activity described in Section 3.01; provided, however, that exercise of any such right by the Collateral Agent shall be subject to all of the terms and conditions of this Agreement, including the obligation to turn over all Lender Priority Collateral and Proceeds thereof to the Agent for application to the Discharge of the Loan Agreement Secured Obligations as provided in Section 4.02.

(d)                                 The Collateral Agent may make such demands or file such claims in respect of the Indenture Secured Obligations as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure, but except as provided in this Section 2.04, the Collateral Agent shall not take any actions restricted by this Agreement until the Discharge of Loan Agreement Secured Obligations shall have occurred.

(e)                                  Following the Discharge of Loan Agreement Secured Obligations,  the other provisions of this Section 2.04 shall apply to the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders as if it was the Agent and the Agent was the Collateral Agent, mutatis mutandis.

ARTICLE III.
ACTIONS OF THE PARTIES

Section 3.01                                Limitation on Certain Actions. Notwithstanding any other provision hereof, during any Standstill Period prior to the date that the Discharge of Loan Agreement Secured Obligations occurs, the Collateral Agent will not:

(a)                                  commence receivership or foreclosure proceedings against Borrower, any Guarantor, or any Lender Priority Collateral;

(b)                                 sell, collect, transfer or dispose of any Lender Priority Collateral or Proceeds; or

(c)                                  notify third party account debtors to make payment directly to it or any of its agents or other Persons acting on its behalf.

Section 3.02                                Agent for Perfection.  Each of the Agent, for and on behalf of itself and the Lenders, and the Collateral Agent, for and on behalf of itself, the Trustee, and each Noteholder, as applicable, agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 3.02.  None of the Agent, the Lenders, the Collateral Agent, the Trustee, or the Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Borrower, or any other Person or to preserve rights or benefits of any Person.  The duties or responsibilities of the Agent and the Collateral Agent under this Section 3.02 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Lien held by the Collateral Agent or the Agent, as applicable.  The Agent is not and shall not be deemed to be a fiduciary of any kind for the

Collateral Agent, the Trustee, the Noteholders or any other Person.  The Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the Agent or any other Person.  In the event that (a) any of the Collateral Agent, the Trustee, or any Noteholder receives any Proceeds or Collateral in contravention of the Lien Priority, or (b) the Agent receives any Proceeds or Collateral in contravention of the Lien Priority, it shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the Agent, or (ii) in the case of clause (b), the Collateral Agent, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.02 of this Agreement.

ARTICLE IV.
NOTICES AND APPLICATION OF PROCEEDS

Section 4.01                                Notices of Exercise.  Concurrently with any exercise by the Collateral Agent of any of its rights and remedies under the Indenture Loan Documents following the occurrence of any default under any of the Indenture Loan Documents, the Collateral Agent shall give notice of such exercise to the Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement.  Concurrently with any exercise by the Agent of any of its rights and remedies under the Lender Loan Documents following the occurrence of any default under any of the Lender Loan Documents, the Agent shall give notice of such exercise to the Collateral Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement.

Section 4.02                                Application of Proceeds.

(a)                                  Revolving Nature of Loan Agreement Secured Obligations.  As long as the Agent is not exercising any of its remedies as a secured creditor under the Lender Loan Documents and including during any Standstill Period, the Agent may apply any and all of the proceeds of the Collateral consisting of accounts receivable, rental payments under the Leases, other rights to payment or Cash Collateral in accordance with the provisions of the Lender Loan Documents, subject to the provisions of this Agreement, including Sections 3.02 and 4.02 hereof.  The Collateral Agent, for and on behalf of itself, the Trustee, and the Noteholders, expressly acknowledges and agrees that (a) any such application of the proceeds of accounts receivable, rental payments under the Leases, other rights to payment or Cash Collateral or the release of any Lien by the Agent upon any portion of the Collateral in connection with a Permitted Disposition (as that term is defined in the Loan Agreement) shall not be considered to be the exercise of remedies under this Agreement; and (b) all Proceeds or Cash Collateral received by Agent in connection therewith may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, as Loan Agreement Secured Obligations without reducing the Maximum Priority Debt Amount, except to the extent that such amounts are applied to permanently reduce the aggregate revolver commitments in accordance with the Loan Agreement, in which case the Maximum Priority Debt Amount shall be automatically reduced by such amount.

(b)                                 Turnover of Cash Collateral After Payment.  Upon the Discharge of the Loan Agreement Secured Obligations, the Agent shall deliver to the Collateral Agent or execute such documents as the Collateral Agent may reasonably request to cause the Collateral Agent to have control over any Cash Collateral or Control Collateral still in Agent’s possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Collateral Agent to the Indenture Secured Obligations.  In the event that the Indenture Secured Obligations are paid in full and the Loan Agreement Secured Obligations have not been, the Collateral Agent shall deliver to the Agent or execute such documents as the Agent may reasonably request to cause the Agent to have control over any Cash Collateral or Control Collateral still in Collateral Agent’s possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Agent to the Loan Agreement Secured Obligations.  Proceeds of any exercise by the Agent or the Collateral Agent, as applicable, of any of their respective secured creditor rights or remedies under any of the Loan Documents, under applicable law, or otherwise with respect to any Lender Priority Collateral or Proceeds thereof, shall be (a) until the Discharge of the Loan Agreement Secured Obligations, retained by the Agent or promptly turned over by the Collateral Agent, the Trustee, or any Noteholder, as the case may be, to the Agent in the same form as received, with any necessary endorsements, (b) after the Discharge of the Loan Agreement Secured Obligations and until all Indenture Secured Obligations have been paid in full in cash, retained by the Collateral Agent or promptly turned over by the Agent to the Collateral Agent in the same form as received, with any necessary endorsements, and (c) if there are any amounts still due or any Loan Agreement Priority Obligations outstanding to the Agent or the Lenders under the Lender Loan Documents in excess of the Maximum Priority Debt Amount after the payment in full in cash of all Indenture Secured Obligations, retained by the Agent or promptly turned over by the Collateral Agent to the Agent in the same form as received, with any necessary endorsements.  Proceeds of any exercise by the Agent or the Collateral Agent, as applicable, of any of their respective secured creditor rights or remedies under any of the Loan Documents, under applicable law, or otherwise with respect to any Indenture Priority Collateral or Proceeds thereof, shall be (a) until all Indenture Secured Obligations have been paid in full in cash, retained by the Collateral Agent or promptly turned over by the Agent to the Collateral Agent in the same form as received, with any necessary endorsements for application to the repayment of the Indenture Secured Obligations, and (b) thereafter, retained by the Agent or promptly turned over by the Collateral Agent to the Agent in the same form as received, with any necessary endorsements for application to the repayment of the Loan Agreement Secured Obligations.

(c)                                  Application of Proceeds.  The Agent and the Collateral Agent hereby agree that all Collateral and all Proceeds received by either of them upon the exercise of any their secured creditor rights or remedies under any of the Loan Documents, applicable law, or otherwise shall be applied, first, to the payment of costs and expenses of the Agent, the Lenders, or of the Collateral Agent, the Trustee, and the Noteholders, as applicable, in connection with such exercise,

second, in the case of all Lender Priority Collateral or Proceeds thereof, to the payment of the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount and in the case of all Indenture Priority Collateral and Indenture Exclusive Collateral or Proceeds thereof, to the payment of the Indenture Secured Obligations, third, to the payment of the Indenture Secured Obligations, and fourth, to the payment of any Loan Agreement Secured Obligations still outstanding.

In exercising remedies, whether as a secured creditor or otherwise, the Agent shall have no obligation or liability to the Collateral Agent, the Trustee, or to any Noteholder and the Collateral Agent shall have no obligation or liability to the Agent or any Lender regarding the adequacy of any Proceeds or for any action or omission save and except solely an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.

Section 4.03                                Specific Performance.  Each of the Agent and the Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Borrower shall have complied with any of the provisions of any of the Loan Documents, at any time when the other shall have failed to comply with any of the provisions of this Agreement applicable to it; provided, however, the remedy of specific performance shall not be available, and the asserting party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended.  Each of the Agent and the Collateral Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

ARTICLE V.
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.01                                Notice of Acceptance and Other Waivers.

(a)                                  All Loan Agreement Secured Obligations at any time made or incurred by any Borrower or any of its Subsidiaries shall be deemed to have been made or incurred in reliance upon this Agreement, and the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby waives (i) notice of acceptance, or proof of reliance, by the Agent or any Lender of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Loan Agreement Secured Obligations.  None of the Agent, the Lenders, or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.  If the Agent or any Lender honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to the Loan Agreement or any of the Lender Loan Documents, whether Agent or such Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Indenture or any Indenture Loan Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Agent or any Lender otherwise should take or fail to take any action under or exercise any of its contractual rights or remedies under the Lender Loan Documents (subject to the express terms and conditions hereof), neither the Agent nor any Lender shall have any liability whatsoever to the Collateral Agent, the Trustee or any Noteholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The Agent and the Lenders will be entitled to manage and supervise its loans and extensions of credit under the Loan Agreement and other Lender Loan Documents as the Agent and Lenders may, in their sole discretion, deem appropriate, and the Agent and the Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Collateral Agent, the Trustee, or any of the Noteholders have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that neither the Agent nor any Lender shall incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Lender Loan Documents conducted in accordance with mandatory provisions of applicable law.

(b)                                 All Indenture Secured Obligations at any time made or incurred by any Borrower or any of its Subsidiaries shall be deemed to have been made or incurred in reliance upon this Agreement, and the Agent and each Lender hereby waives (i) notice of acceptance, or proof of reliance, by the Collateral Agent, on behalf of itself, the Trustee and the Noteholders, of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Indenture Secured Obligations.  None of Collateral Agent, Trustee, or any of the Noteholders nor any of their affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.  If Collateral Agent, Trustee, or any of the Noteholders should take or fail to take any action under or exercise any of their contractual rights or remedies under the Indenture Agreements (subject to the express terms and conditions hereof), none of Collateral Agent, Trustee, or any of the Noteholders shall have any liability whatsoever to the Agent or the Lenders as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement).  The Collateral Agent, Trustee, and Noteholders will be entitled to manage and supervise the Indenture Secured Obligations and their rights under the Indenture Loan Documents as they may, in their sole discretion, deem appropriate, and they may manage without regard to any rights or interests that the Agent has in the Collateral or otherwise except as otherwise expressly set forth in this Agreement.  Subject to Section 2.03, the Agent on behalf of itself and the Lenders, agrees that none of the Collateral Agent, the Trustee, or the Noteholders shall incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Indenture Loan Documents conducted in accordance with mandatory provisions of applicable law.

Section 5.02                                Modifications to Lender Loan Documents and Indenture Agreements.

(a)                                  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby agrees that, without affecting the obligations of the Collateral Agent, the Trustee and the Noteholders hereunder, the Agent and the Lenders may, at any time and from time to time, in its sole discretion without the consent of or notice to the Collateral Agent, the Trustee or any Noteholder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Collateral Agent, the Trustee or any Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Loan Agreement or any of the Lender Loan Documents in any manner whatsoever, including, to

(i)                                     change the manner, place, time, or terms of payment or renew or alter, all or any of the Loan Agreement Secured Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Loan Agreement Secured Obligations or any of the Lender Loan Documents,

(ii)                                  retain or obtain a Lien on any property of any Person to secure any of the Loan Agreement Secured Obligations, and in that connection to enter into any additional Lender Loan Documents,

(iii)                               amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Loan Agreement Secured Obligations,

(iv)                              release its Lien on any Collateral or other property,

(v)                                 exercise or refrain from exercising any rights against any Borrower or any other Person,

(vi)                              retain or obtain the primary or secondary obligation of any other Person with respect to any of the Loan Agreement Secured Obligations, and

(vii)                           otherwise manage and supervise the Loan Agreement Secured Obligations as the Agent and the Lenders shall deem appropriate.

(b)                                 The Agent, on behalf of itself and the Lenders, hereby agrees that Collateral Agent, on behalf of itself, the Trustee, and the Noteholders may, at any time and from time to time, in its sole discretion without the consent of or notice to the Agent (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Agent, on behalf of itself and the Lenders, or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Indenture Agreements in any manner whatsoever, provided, however, that in no event shall Collateral Agent, the Trustee, or any Noteholder obtain a Lien on any assets of Borrower, any Guarantor or any other Person other than Indenture Exclusive Collateral unless (i) Agent also obtains a Lien on such assets, or (ii) Agent declines in a writing to Collateral Agent to obtain a Lien on such assets.

(c)                                  Notwithstanding anything to the contrary herein, this Section 5.02 shall not be construed to constitute a waiver by the Collateral Agent, the Trustee, or any Noteholder of Section 4.12 of the Indenture.

(d)                                 Notwithstanding anything to the contrary herein, until the Discharge of Loan Agreement Secured Obligations shall have occurred, in no event shall the aggregate principal amount of Indebtedness represented by any notes issued pursuant to the Indenture, including any Notes (or represented by any other evidence of indebtedness for borrowed money under the Notes or the Indenture) at any time exceed an aggregate principal amount equal to $130,000,000.

Section 5.03                                Reinstatement and Continuation of Agreement.

(a)                                  If Agent or any Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any of its Subsidiaries or any other Person any amount (a “Recovery”), then the Loan Agreement Secured Obligations shall be reinstated to the extent of such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.  All rights, interests, agreements, and obligations of the Collateral Agent, the Trustee, the Agent, the Lenders, and the Noteholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Borrower, any of its Subsidiaries or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Borrower, or any Subsidiary in respect of the Loan Agreement Secured Obligations.  No priority or right of the Agent and the Lenders shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower, any of its Subsidiaries or by the noncompliance by any Person with the terms, provisions, or covenants of the Loan Agreement, the Indenture or any of the other Loan Documents or Indenture Loan Documents, regardless of any knowledge thereof which the Agent or any Lender may have.

(b)                                 If Collateral Agent, the Trustee, or any Noteholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Borrower, any of its Subsidiaries or any other Person a Recovery, then the Indenture Secured Obligations shall be reinstated to the extent of such Recovery.  No priority or right of the Collateral Agent, the Trustee, or any Noteholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Borrower, or any of its Subsidiaries or by the noncompliance by any Person with the terms, provisions, or covenants of the Loan Agreement, the Indenture or any of the other Loan Documents or Indenture Loan Documents, regardless of any knowledge thereof which the Collateral Agent, the Trustee, or any Noteholder may have.

ARTICLE VI.
INSOLVENCY PROCEEDINGS

Section 6.01                                DIP Financing.  If any Borrower, any of its Subsidiaries or E&W shall be subject to any Insolvency Proceeding and the Agent or any Lender shall desire, prior to the Discharge of Loan Agreement Secured Obligations, to permit the use of cash collateral that constitutes Lender Priority Collateral or to permit any Borrower, any of its Subsidiaries or E&W to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision under the law applicable to any Insolvency Proceeding (“DIP Financing”) to be secured by all or any portion of the Lender Priority Collateral, then the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any such Lender Priority Collateral except to the extent specified in this Section 6.01 and in Section 6.02.  To the extent the Liens in the Lender Priority Collateral securing the Loan Agreement Secured Obligations are subordinated or pari passu with such DIP Financing, the Collateral Agent, for and on behalf of itself, the Trustee, and the Noteholders, hereby agrees that its Liens in the Lender Priority Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) upon the terms and conditions specified in this Agreement.  Until the Discharge of Loan Agreement Secured Obligations has occurred, the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Lender Priority Collateral and will not provide or offer to provide any DIP Financing secured by a Lien in the Lender Priority Collateral senior to or pari passu with the Liens securing the Loan Agreement Secured Obligations, in each case unless the Agent otherwise has provided its express written consent.  Until the Discharge of Loan Agreement Secured Obligations, the Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders, waives any right to seek or obtain a “priming” lien or a lien that would be pari passu with the Agent’s Liens whether as adequate protection for the use of Collateral or Indenture Exclusive Collateral or otherwise.

Section 6.02                                No Contest.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that, prior to the Discharge of Loan Agreement Secured Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the Agent or any Lender for adequate protection, or (b) any objection by the Agent or any Lender to any motion, relief, action, or proceeding based on Agent or any Lender claiming that their interests in the Lender Priority Collateral are not adequately protected or any other similar request under any law applicable to an Insolvency Proceeding. Notwithstanding the foregoing, in any Insolvency Proceeding, if the Agent or any Lender is granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision under the law applicable to any Insolvency Proceeding, then the Collateral Agent, on behalf of itself, the Trustee, or any of the Noteholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien hereby is and shall be deemed to be subordinated to the Liens securing the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount and such DIP Financing (and all obligations relating thereto) on the same basis as the Lien Priority.  The Agent, on behalf of itself and the Lenders, agrees that until the Indenture Secured Obligations are paid in full in cash, none of them shall contest (or support any other Person contesting) (a) any request by the Collateral Agent or any Noteholder for adequate protection in the Indenture Priority Collateral or the Indenture Exclusive Collateral, or (b) any objection by the Collateral Agent or any Noteholder to any motion, relief, action, or proceeding based on Collateral Agent or any Noteholder claiming that their interests in the Indenture

Priority Collateral or Indenture Exclusive Collateral are not adequately protected or any other similar request under any law applicable to an Insolvency Proceeding, but only to the extent that such request is consistent with and subject to the other provisions of this Intercreditor Agreement, including Sections 2.01 and 6.01.  In the event the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of Liens in respect of additional collateral, then the Collateral Agent, on behalf of itself, the Trustee, and each of the Noteholders, agrees that the Agent and Lenders also shall be granted a senior Lien on such additional collateral as security for the Loan Agreement Secured Obligations (and for any such DIP Financing) and that any Lien on such additional collateral securing the Indenture Secured Obligations shall be subordinated to the Liens in respect of such additional collateral securing the Loan Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount and any such DIP Financing and any other Liens granted to the Agent as adequate protection on the same basis as the Lien Priority and subject to the other terms and conditions of this Agreement.  Nothing contained herein shall prohibit or in any way limit the Agent and the Lenders, prior to the Discharge of Loan Agreement Secured Obligations, from objecting in any Insolvency Proceeding or otherwise to any action taken by the Collateral Agent, the Trustee or any of the Noteholders, including the seeking by the Collateral Agent, the Trustee or any Noteholder of adequate protection or the asserting by the Collateral Agent, the Trustee or any Noteholder of any of its rights and remedies under the Indenture Loan Documents or otherwise except with respect to the Indenture Exclusive Collateral or the Indenture Priority Collateral.

Section 6.03                                Asset Sales.  The Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that prior to the Discharge of Loan Agreement Secured Obligations, it will not oppose any sale consented to by Agent or any Lender of any Lender Priority Collateral pursuant to Section 365(f) of Title 11 of the United States Code (or any similar provision in any other applicable Bankruptcy Law) so long as the proceeds of such sale are applied in accordance with this Agreement.

Section 6.04                                Enforceability.  The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of Title 11 of the United States Code.  The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that all distributions that the Collateral Agent, the Trustee, or any Noteholder receives in any Insolvency Proceeding on account of the Lender Priority Collateral or Proceeds thereof shall be held in trust by such Person and turned over to the Agent for application in accordance with Section 4.02 of this Agreement. The Agent, on behalf of itself and the Lenders, agrees that all distributions that the Agent or any Lender receives in any Insolvency Proceeding on account of the Indenture Priority Collateral, the Indenture Exclusive Collateral or Proceeds thereof shall be held in trust by such Person and turned over to the Collateral Agent for application in accordance with Section 4.02 of this Agreement.  To the extent that any amounts received by any Person are paid over in connection with this provision, the obligations owed by any Borrower to such Person will be deemed to be reinstated to the extent of the amounts so paid over.

ARTICLE VII.
MISCELLANEOUS

Section 7.01                                Rights of Subrogation.  The Collateral Agent agrees that no payment or distribution to the Agent or any Lender on account of Lender Priority Collateral or Proceeds thereof pursuant to the provisions of this Agreement shall entitle the Collateral Agent, the Trustee, or any Noteholder to exercise any rights of subrogation in respect thereof until the Discharge of Loan Agreement Secured Obligations shall have occurred.  Following the Discharge of Loan Agreement Secured Obligations, the Agent agrees to execute such documents, agreements, and instruments as the Collateral Agent, the Trustee or any Noteholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Loan Agreement Secured Obligations resulting from payments or distributions to the Agent on account of the Lender Priority Collateral or Proceeds thereof by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Agent are paid by such Person upon request for payment thereof.

Section 7.02                                Further Assurances.  Each Party will, at its own expense (but subject to such Party’s reimbursement rights under the Lender Loan Documents or Indenture Loan Documents, as applicable) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent or the Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.02.

Section 7.03                                Representations.  The Original Agent represents and warrants to the Collateral Agent that it has the requisite power and authority under the Original Loan Agreement to enter into, execute, deliver, and carry out the terms of this Agreement.  The Collateral Agent represents and warrants that it has the requisite power and authority under the Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself, the Trustee, and the Noteholders.

Section 7.04                                Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Collateral Agent and the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.05                                Addresses for Notices.  All demands, notices and other communications provided for hereunder shall be in writing and, if to the Collateral Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:

The Bank of New York Trust Company, N.A.
One Wall Street

New York, New York  10286

Attention:  Corporate Trust Department
Telephone:  (212) 852-1662
Facsimile:   (212) 852-1626

With a copy to:

Attention:
Facsimile:

and if to the Agent, mailed, sent or delivered thereto, addressed to it as follows:

Wells Fargo Foothill, Inc.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, CA  90404
Attention:  Structured Finance Division Management
Facsimile:  (310) 453-7442

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California  90071
Attention:  Hydee R. Feldstein, Esq.
Facsimile:  (213) 627-0705

or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.05.  All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

Section 7.06                                No Waiver, Remedies.  No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.07                                Continuing Agreement, Transfer of Priority Obligations.  This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Discharge of the Loan Agreement Secured Obligations shall have occurred and the Indenture Secured Obligations shall have been paid in full, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), the Agent or any Lender or the Collateral Agent, the Trustee, or any Noteholder may assign or otherwise transfer all or any portion of the Loan Agreement Secured Obligations or the Indenture Secured Obligations, as applicable, to any other Person (other than Borrower, any Guarantor or any Affiliate of Borrower and any Subsidiary of Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Agent or any Lender or the Collateral Agent, the Trustee, or any Noteholder, as the case may be, herein or otherwise.

Section 7.08                                Governing Law:  Entire Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b) except as otherwise preempted by applicable federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.09                                Counterparts.  This Agreement maybe executed in any number of counterparts (including via facsimile or electronic mail), and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10                                No Third Party Beneficiary.  This Agreement is solely for the benefit of the Parties (and their permitted assignees).  No other Person (including any Borrower, or any Affiliate of Borrower and any Subsidiary of Borrower) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11                                Headings.  The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof

Section 7.12                                Severability.  If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

Section 7.13                                Collateral Agent Status.  Nothing in this Agreement shall be construed to operate as a waiver by the Collateral Agent, with respect to any Borrower, any of its Subsidiaries, the Trustee, or any Noteholder, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in the Indenture or any of the other Indenture Loan Documents.  For all purposes of this Agreement, the Collateral Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Collateral Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Borrowers or of the Lenders, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.  Each Borrower and Agent expressly acknowledge that the subordination and related agreements set forth herein by the Collateral Agent are made solely in its capacity as Collateral Agent under the Indenture with respect to the Notes issued thereunder and the other Indenture Loan Documents and are not made by the Collateral Agent in its individual commercial capacity.

Section 7.14                                Acknowledgment.  Each Borrower hereby acknowledges that it has received a copy of this Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Agent and the Collateral Agent and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.  Each Borrower further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

Section 7.15                                VENUE; JURY TRIAL WAIVER.

(a)                                  THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW,

ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.15.

(b)                                 EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.16                                Intercreditor Agreement.  This Agreement is the Intercreditor Agreement referred to in the Indenture.  If this Agreement or all or any portion of either Party’s rights or obligations hereunder are assigned or otherwise transferred to any other Person, such other Person shall execute and deliver an agreement containing terms substantially identical to those contained in this Agreement.

Section 7.17                                Gaming Laws.

(a)                                  Notwithstanding anything in this Agreement to the contrary, the Collateral Agent and the Agent acknowledge, understand and agree that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement and the Loan Documents with respect to the Collateral subject to the Gaming Laws.

(b)                                 If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by either the Collateral Agent or the Agent in the exercise of their rights hereunder, then agrees to use its best efforts to secure such consent and to cooperate with the other party in obtaining any such consent.  Upon the occurrence and during the continuation of any event of default under any Loan Document, each party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Collateral Agent or the Agent may be required to file in order to obtain any necessary approvals under the Gaming Laws.

[signature pages follow]

IN WITNESS WHEREOF, the Agent, the Collateral Agent, and the Borrowers have caused this Agreement to be duly executed and delivered as of the date first above written.

AGENT:	WELLS FARGO FOOTHILL, INC.,
a California corporation

	By:	/s/ Jim Farner
Name: Jim Farner
Title: Senior Vice President

COLLATERAL AGENT:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
solely in its capacity as Collateral Agent (and
not individually)

	By:	/s/
Name:
Title:

BORROWERS:	155 EAST TROPICANA, LLC, a Nevada limited liability company

	By:	/s/ Neil G. Kiefer
Name: Neil G. Kiefer
Title: Chief Executive Officer

155 EAST TROPICANA FINANCE CORP.,
a Nevada corporation

	By:	/s/ Neil G. Kiefer
Name: Neil G. Kiefer
Title: President